UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2009

TeamStaff, Inc.
 (Exact name of registrant as specified in its charter)

New Jersey	0-18492	22-1899798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Executive Drive Somerset, NJ	08873
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 523-9897

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 24, 2009, TeamStaff, Inc. (the “Company”) announced that effective November 25, 2009, the listing of the Company’s common stock will be transferred from the Nasdaq Global Market to the Nasdaq Capital Market. As previously announced, on September 15, 2009 the Company received a letter from the Nasdaq Stock Market advising that the Company has not maintained a minimum market value of its publicly held shares of common stock of $5,000,000, as required by the continued listing requirements of the Nasdaq Global Market set forth in Nasdaq Listing Rule 5450(b)(1)(C). The letter stated that the Company had until December 14, 2009 to regain compliance and provided an option for the Company to transfer the listing of its common stock to the Nasdaq Capital Market. As previously announced, the Company submitted a transfer application with Nasdaq to transfer listing of its common stock to the Nasdaq Capital Market. On November 23, 2009, Nasdaq approved the transfer application.

The Company’s common stock will continue to trade under the symbol “TSTF.” The Nasdaq Stock Market operates both the Nasdaq Global Market and the Nasdaq Capital Market. All companies listed on the Nasdaq Capital Market must meet certain financial requirements and adhere to similar corporate governance standards as companies listed on the Nasdaq Global Market. On November 24, 2009, the Company issued the press release attached to this Current Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

The following exhibit is attached to this Form 8-K:

(d)	Exhibit
	Number	Exhibit Title or Description
	99.1	Press Release dated November 24, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.

By: /s/ Rick Filippelli
Name: Rick Filippelli
Title: President and Chief Executive Officer
Date: November 24, 2009

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated November 24, 2009.

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